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                                                                     EXHIBIT 5.2

                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                            New York, New York 10153
                               FAX: (212) 310-8007



                                 March 27, 2002








AMC Entertainment Inc.
106 West 14th Street
Kansas City, MO  64105-1977


Ladies and Gentlemen:

                  We are delivering this opinion in connection with the registration under the Securities Act of 1933 (the "Securities Act") pursuant to the Registration Statement on Form S-4 (the "Registration Statement"), filed by AMC Entertainment Inc., a Delaware corporation (the "Company"), of $175,000,000 principal amount of the Company's 9-7/8% Exchange Senior Subordinated Notes due 2012 (the "Exchange Notes"). We acted as counsel for the initial purchasers in connection with the offering by the Company of its 9-7/8% Senior Subordinated Notes due 2012, in exchange for which the Exchange Notes are to be issued, and it is in that capacity that we are delivering this opinion.

                  We have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, the Indenture, dated as of January 16, 2002 (the "Indenture"), between the Company and HSBC Bank USA, as trustee (the "Trustee"), pursuant to which the Exchange Notes will be issued, the form of the Exchange Notes filed as an exhibit to the Registration Statement and such other documents and instruments as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

                  We also have assumed for purposes of this opinion that (i) the Company is duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) the Company has the requisite corporate power and authority to issue the Exchange Notes and to perform its obligations thereunder;
(iii) the Exchange Notes have been duly authorized for issuance by the Company and, when issued, will constitute valid

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AMC Entertainment Inc.
March 27, 2002
Page 2

and legally binding obligations of the Company under the laws of the State of Delaware; and (iv) the Indenture relating to the Exchange Notes has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company under the laws of the State of Delaware. We understand that Lathrop & Gage L.C. is providing you with their opinion, dated today's date, as to such matters. We have also assumed for purposes of this opinion that the Indenture has been duly authorized, executed and delivered by the Trustee.

                  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Exchange Notes, when duly executed on behalf of the Company, authenticated by the Trustee and delivered in accordance with the terms of the Indenture and as contemplated by the Registration Statement, will constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principals of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  The opinions expressed herein are limited to the laws of the State of New York, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

                  We hereby consent to the use of this letter as an exhibit to the Registration Statement and to the references to our firm under the heading "Legal Matters" in the prospectus which is a part of the Registration Statement.


                                          Very truly yours,


                                          /s/ Weil, Gotshal & Manges LLP